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                                                                 Exhibit 23.4

                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 (filed by The Doe Run Resources Corporation on October 28, 1998) of our report dated July 28, 1998, on our audits of the financial statements of the Missouri Lead Division. We also consent to the reference to our firm under the caption "Experts".


                                    /s/ PricewaterhouseCoopers LLP


New York, New York
October 28, 1998